Second Quarter 2019 Earnings Call AUGUST 7, 2019

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Quarterly Summary Generated Strong 14.7% Return on Book Value for the First Half of 2019(1) • Grew book value to $14.17 per common share, representing a 5.4% total quarterly return on book value.(1) • Generated Comprehensive Income of $201.0 million, or $0.74 per weighted average basic common share. • Reported Core Earnings, including dollar roll income, of $106.0 million, or $0.39 per weighted average basic common share, representing a return on average common equity of 11.1%.(2) • Closed first MSR securitization of $400 million 5-year term notes with attractive terms. (1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period. (2) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings, including dollar 3 roll income, and a reconciliation of GAAP to non-GAAP financial information. A description of the updated MSR amortization method utilized by the company to calculate Core Earnings, including dollar roll income, is also provided.

Long-Term Stockholder Value Focus DELIVERED TOTAL STOCKHOLDER RETURN OF 191% SINCE INCEPTION(1) 250 200 191% 45% outperformance 150 146% since inception 100 50 0 1 0 0 1 0 0 0 1 0 0 1 0 0 0 0 7 4 2 9 5 2 0 7 4 2 9 5 2 06/19 / / / / / / / / / / / / / / 0 1 1 1 1 1 1 1 1 1 1 1 1 1 9 0 1 1 2 3 4 4 5 6 6 7 8 9 Two Harbors BBG REIT MTG Index KEY DIFFERENTIATING FACTORS 1. Strategy of pairing MSR with Agency RMBS 2. Utilize a variety of instruments to hedge interest rate exposure 3. Unique portfolio of legacy non-Agency securities P Goal is to deliver strong results and book value stability through a variety of market environments 4 (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through June 30, 2019. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through June 30, 2019. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

Book Value Q2-2019 YTD-2019 Q2-2019 Book Value YTD-2019 Book Value (Dollars in millions, except per share data) Book Value per share Book Value per share Beginning common stockholders’ equity $ 3,773.0 $ 13.83 $ 3,253.2 $ 13.11 GAAP Net Income: Core Earnings, including dollar roll income, net of tax(1) 125.0 266.6 Comprehensive Income (GAAP) Dividend declaration - preferred (19.0) (37.9) Core Earnings attributable to common stockholders, including dollar roll income, Generated net of tax(1) 106.0 228.7 Q2-2019 Comprehensive Realized and unrealized gains and losses, net of tax (215.5) (383.1) Income of $201.0 million. Other comprehensive loss, net of tax 310.5 666.7 Dividend declaration - common (109.2) (237.4) Other 2.5 3.9 Issuance of common stock, net of offering costs 0.2 335.5 Ending common stockholders’ equity $ 3,867.5 $ 14.17 $ 3,867.5 $ 14.17 Total preferred stock liquidation preference 1,001.3 1,001.3 Ending total equity $ 4,868.8 $ 4,868.8 (1) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 for a definition of Core Earnings, including dollar roll income, and a 5 reconciliation of GAAP to non-GAAP financial information.

Core Earnings Summary[1]

(Dollars in millions, except per share data)		Q1-2019		Q2-2019		Variance ($)
Interest income	$	245.5	$	269.1	$	23.6
Interest expense		163.5		192.4		(28.9)
Net interest income		82.0		76.7		(5.3)
Servicing income, net of amortization on MSR		52.5		52.7		0.2
Gain on swaps, caps and swaptions		23.7		22.9		(0.8)
Gain on other derivatives		28.7		16.7		(12.0)
Other		0.5		0.5		—
Total other income		105.4		92.8		(12.6)
Expenses		45.2		42.9		2.3
Provision for income taxes		0.6		1.6		(1.0)
Core Earnings, including dollar roll income[1]		**141.6**		**125.0**		**(16.6)**
Dividends on preferred stock		18.9		19.0		(0.1)
Core Earnings, including dollar roll income attributable to common stockholders[1]	**$**	**122.7**	**$**	**106.0** (2)	**$**	**(16.7)**
Basic weighted average Core EPS, including dollar roll income	**$**	**0.49**	**$**	**0.39**		
Core Earnings as a % of average common equity, including dollar roll income		**14.3%**		**11.1%**		

- Core Earnings, including dollar roll income, was $0.39 per weighted average basic common share, representing a return on average common equity of 11.1%[2]
- Second quarter Core Earnings, including dollar roll income, reflects a modified approach used to calculate MSR amortization, which the company believes allows Core Earnings to better reflect the carry earned on MSR; further details are located in the Appendix on slide 19
- Other operating expense ratio, excluding non-cash LTIP amortization, of 1.0%; anticipate expenses should remain stable in the low 1's in 2019

(1) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2) Beginning with this reporting period, the company has refined the MSR amortization method utilized in the calculation of Core Earnings, including dollar roll income. The new method includes an adjustment for any gain or loss on the capital used to purchase the MSR and allows Core Earnings to better reflect how the carry earned on MSR varies as a function of prepayment rates. If the updated method was applied retroactively to the period ended March 31, 2019, it would have resulted in an additional $0.1 million expense, net of tax, which would have resulted in no change to Core Earnings, including dollar roll income, per weighted average share for that period.

6

Performance Summary • Lower Agency yield consistent with lower rate environment • Added non-Agency securities at lower base yields Three Months Ended March 31, 2019 June 30, 2019 Annualized portfolio yield during the quarter 4.25% 3.93% Rates Agency RMBS, Agency Derivatives and MSR 3.89% 3.67% Credit Non-Agency securities 6.72% 6.00% Annualized cost of funds on average borrowings during the quarter(1) 2.47% 2.55% Annualized interest rate spread for aggregate portfolio during the quarter 1.78% 1.38% 7 (1) Cost of funds includes interest spread income/expense associated with the portfolio’s interest rate swaps and caps.

Financing Profile and Capital Structure DEBT-TO-EQUITY • Economic debt-to-equity, which includes the implied debt on net to-be-announced (TBA) positions(1) – 7.8x at June 30, 2019, compared to 6.5x at March 31, 2019 – Average of 7.2x in the second quarter 2019 compared to 7.0x in the first quarter 2019 RATES – AGENCY RMBS • Outstanding repurchase agreements of $25.8 billion with 25 counterparties • Outstanding secured FHLB advances of $50.0 million • Repo markets functioning efficiently for RMBS RATES – MSR • Closed first MSR financing securitization of $400 million 5-year MSR term notes • Outstanding borrowings of $300.0 million under bilateral MSR financing facilities • Total bilateral facilities financing capacity of $790.0 million CREDIT – NON-AGENCY SECURITIES • Outstanding repurchase agreements of $2.1 billion with 12 counterparties • Haircuts and spreads remain stable quarter-over-quarter 8 (1) Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

Market Landscape and Outlook ECONOMIC UNCERTAINTY AND GLOBAL TRADE CONCERNS FUELED RALLY IN INTEREST RATES IN THE SECOND QUARTER RATES MARKET • Second quarter environment consisted of lower rates, a flatter yield curve and 3-month LIBOR above most long-term rates • Agency basis widened in the quarter, with current coupons widening by ~1 point and higher coupons widening by ~3/8 point • Specified pools performed well in the rally, roughly offsetting basis widening • MSR declined in value in line with duration and current coupon spreads CREDIT MARKET • Residential credit assets continued to perform well, supported by strong tailwinds to housing and solid investor demand for residential credit exposure • Legacy discount bonds benefitted from lower expected LIBOR 9

Portfolio Composition and Quarterly Activity

PORTFOLIO COMPOSITION(1)

$32.1 BILLION PORTFOLIO AS OF JUNE 30, 2019



Non-Agency
$3.9b
MSR
$1.8b
Agency
$26.4b
30-year coupon breakdown
3.0-3.5%: $3.0b
4.0%: $13.0b
4.5%: $8.1b
>5%: $1.8b
Note: Additionally hold $9.4 billion net long TBA positions
Rates(2) $28.2b
Credit(3) $3.9b

CAPITAL ALLOCATION(4)

	June 30, 2018	December 31, 2018	June 30, 2019
Rates(2)	**68%**	**74%**	**76%**
Credit(3)	**32%**	**26%**	**24%**

PORTFOLIO ACTIVITY

- Added Agency mortgages, in both pool and TBA form, to manage duration and mortgage spread risk during the interest rate rally
- Sold higher payup specified pools and added lower coupon specified pools, which we believe have excellent prepayment and convexity characteristics
- Added approximately $370 million market value of legacy non-Agency securities at an average price of $58

(1) For additional detail on the portfolio, see Appendix slides 20-24.
(2) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets.
(3) Assets in "Credit" include non-Agency securities and other credit sensitive assets.
(4) Capital allocation percentages reflect management's assessment regarding the extent to which each asset class contributes to total portfolio risk. Does not represent funding allocation or balance sheet financing of such assets. Please refer to Appendix slide 24 for more information on financing.

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Risk Profile

HEDGING ACROSS THE CURVE

Common book value exposure to changes in rates[1]		Net interest income exposure to changes in rates[2]	
+50 basis points	(4.6%)	**+50 basis points**	1.6%
+25 basis points	(1.4%)	**+25 basis points**	0.8%
-25 basis points	0.5%	**-25 basis points**	(0.8%)
-50 basis points	1.8%	**-50 basis points**	(1.6%)

COMMON BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS[3]

Mortgage spreads	Change in Agency RMBS and mortgage derivatives	Change in MSR	Total overall Rates strategy change
25 basis points increase	($218)	$141	($77) / **(1.6%)**
15 basis points increase	($125)	$85	($40) / **(0.8%)**
15 basis points decrease	$118	($85)	$33 / **0.7%**
25 basis points decrease	$189	($141)	$48 / **1.0%**

Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

(1) Represents estimated change in common book value for theoretical parallel shift in interest rates.

(2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. Amounts include the effect of interest spread from our interest rate swaps and float income from custodial accounts associated with our MSR, but do not reflect any potential changes to dollar roll income associated with our TBA positions, which are accounted for as derivative instruments in accordance with GAAP.

(3) Dollars in millions. The information presented in this table projects the potential impact on common book value of instantaneous changes in current coupon mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.

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Strategic Opportunities MANAGE PORTFOLIO TO GENERATE STRONG RISK-ADJUSTED RETURNS RATES STRATEGY - Combination of Agency RMBS and MSR • Current expected returns in low double digits for Agency RMBS paired with MSR • Believe the combination of these two assets results in an attractive return with a lower risk quotient CREDIT STRATEGY - Legacy non-Agency securities • Low rate environment beneficial to residential credit assets; baseline returns for lower priced bonds in high single digits but upside price appreciation can drive much higher total returns • Discounted legacy non-Agencies continue to benefit from residential tailwinds that support strong total returns SUBPRIME DELINQUENCIES AND SEVERITIES DOWN(1) SUBPRIME PREPAYMENTS INCREASING(1) 12 (1) Source: Loan-level data from CoreLogic.

Appendix

Return on Book Value(1) Return on common book value Q2-2019 (Per common share amounts, except for percentage) Book value at March 31, 2019 $ 13.83 Book value at June 30, 2019 14.17 Increase in book value 0.34 Dividend declared in Q4-2018 0.40 Return on book value Q2-2019 $ 0.74 Percent return on book value Q2-2019 5.4% Return on common book value YTD-2019 (Per common share amounts, except for percentage) Book value at December 31, 2018 $ 13.11 Book value at June 30, 2019 14.17 Increase in book value 1.06 Dividends declared YTD-2019 0.87 Return on book value YTD-2019 $ 1.93 Percent return on book value YTD-2019 14.7% (1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared 14 in the period, divided by the book value as of the beginning of the period.

Financial Performance

COMPREHENSIVE INCOME (LOSS)



$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
13.1%
$90.8
$(102.8)
(11.9)%
$(307.9)
(35.2)%
36.2%
$311.3
21.0%
$201.0
Q2-2018
Q3-2018
Q4-2018
Q1-2019
Q2-2019
Comp. Income ($M)
Comp. Income ROACE (%)

BOOK VALUE AND DIVIDEND PER COMMON SHARE[(1)]



$18.00
$16.00
$14.00
$12.00
$10.00
$0.47
$15.69
$0.47
$14.81
$0.47
$13.11
$0.47
$13.83
$0.40
$14.17
Q2-2018
Q3-2018
Q4-2018
Q1-2019
Q2-2019
Book Value ($)
Dividend Declared ($)

DIVIDENDS[(1)]



$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
15.0%
10.0%
5.0%
11.9%
$0.47
12.6%
$0.47
14.6%
$0.47
13.9%
$0.47
12.6%
$0.40
Q2-2018
Q3-2018
Q4-2018
Q1-2019
Q2-2019
Dividend per common share ($)
Divided Yield (%)

GAAP NET INCOME (LOSS)



$400
$200
$0
-$200
-$400
-$600
$2.00
$0.50
-$1.00
-$2.50
-$4.00
$0.72
$125.7
$0.08
$17.0
$(2.31)
$(573.5)
$(0.18)
$(44.9)
$(0.40)
$(109.5)
Q2-2018
Q3-2018
Q4-2018
Q1-2019
Q2-2019
GAAP Net Inc. ($M)
GAAP Earnings per basic common share ($)

(1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company's common stock is calculated based on the closing price of the last trading day of the relevant quarter.

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Q2-2019 Operating Performance

	Q2-2019			
(In millions, except for per common share data)	Core Earnings, including dollar roll income[(1)]	Realized Gains (Losses)	Unrealized MTM	Total
Interest income	$ 269.1	$—	($8.1)	$ 261.0
Interest expense	192.4	—	—	192.4
Net interest income	76.7	—	(8.1)	68.6
Total other-than-temporary impairments and loss recovery adjustments	—	—	(4.8)	(4.8)
Gain (loss) on investment securities	—	23.6	(1.1)	22.5
Servicing income	130.9	—	—	130.9
Loss on servicing asset	(78.2)	—	(174.2)	(252.4)
Gain (loss) on interest rate swaps, caps and swaptions	22.9	55.5	(167.2)	(88.8)
Gain (loss) on other derivative instruments	16.7	97.3	(33.3)	80.7
Other income (loss)	0.5	(2.1)	1.2	(0.4)
Total other income (loss)	92.8	174.3	(374.6)	(107.5)
Management fees & other expenses	42.9	1.5	—	44.4
Net income (loss) before income taxes	126.6	172.8	(387.5)	(88.1)
Income tax expense (benefit)	1.6	(0.2)	1.0	2.4
Net income (loss)	**125.0**	**173.0**	**(388.5)**	**(90.5)**
Dividends on preferred stock	19.0	—	—	19.0
Net income (loss) attributable to common stockholders	**$ 106.0**	**$ 173.0**	**($388.5)**	**($109.5)**
Weighted average earnings (loss) per basic common share	$ 0.39	$ 0.63	($1.42)	($0.40)

(1) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

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Q1-2019 Operating Performance

	Q1-2019			
(In millions, except for per common share data)	Core Earnings, including dollar roll income(1)	Realized Gains (Losses)	Unrealized MTM	Total
Interest income	$ 245.5	$—	$—	$ 245.5
Interest expense	163.5	—	—	163.5
Net interest income	82.0	—	—	82.0
Total other-than-temporary impairment losses	—	—	(0.2)	(0.2)
Loss on investment securities	—	(17.5)	(1.8)	(19.3)
Servicing income	116.9	—	—	116.9
(Loss) gain on servicing asset	(64.4)	0.3	(124.9)	(189.0)
Gain (loss) on interest rate swaps, caps and swaptions	23.7	(34.5)	(72.4)	(83.2)
Gain on other derivative instruments	28.7	14.0	61.6	104.3
Other income (loss)	0.5	0.2	(0.6)	0.1
Total other income (loss)	105.4	(37.5)	(138.1)	(70.2)
Management fees & other expenses	45.2	2.4	—	47.6
Net income (loss) before income taxes	142.2	(39.9)	(138.3)	(36.0)
Income tax expense (benefit)	0.6	—	(10.6)	(10.0)
Net income (loss)	**141.6**	**(39.9)**	**(127.7)**	**(26.0)**
Dividends on preferred stock	18.9	—	—	18.9
Net income (loss) attributable to common stockholders	**$ 122.7**	**($39.9)**	**($127.7)**	**($44.9)**
Weighted average earnings (loss) per basic common share	$ 0.49	($0.16)	($0.51)	($0.18)

(1) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per common share data) March 31, 2019 June 30, 2019 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income attributable to common stockholders $ 311,267 $ 201,042 Adjustment for other comprehensive income attributable to common stockholders: Unrealized gains on available-for-sale securities attributable to common stockholders (356,152) (310,549) Net loss attributable to common stockholders ($44,885) ($109,507) Adjustments for non-core earnings: Other-than-temporary impairments and loss recovery adjustments 206 12,895 Realized loss (gain) on securities 17,457 (23,589) Unrealized losses on securities 1,835 1,148 Realized and unrealized losses on mortgage servicing rights 124,569 174,212 Realized loss (gain) on termination or expiration of swaps, caps and swaptions 34,499 (55,513) Unrealized losses on interest rate swaps, caps and swaptions 72,469 167,174 Gains on other derivative instruments (75,605) (63,953) Other losses 439 899 Change in servicing reserves 481 (910) Non-cash equity compensation expense 1,861 2,396 Net (benefit from) provision for income taxes on non-Core Earnings (10,643) 782 Core Earnings attributable to common stockholders, including dollar roll income(1) $ 122,683 $ 106,034 (2) Weighted average basic common shares 252,357,878 272,863,153 Core Earnings, including dollar roll income, per weighted average basic common share $ 0.49 $ 0.39 (1) Core Earnings, including dollar roll income, is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs and purchase premium associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. (2) Beginning with this reporting period, the company has refined the MSR amortization method utilized in the calculation of Core Earnings, including dollar roll income. The new method includes an adjustment for any gain or loss on the capital used to purchase the MSR and allows Core Earnings to better reflect how the carry earned on MSR varies as a function of prepayment rates. If 18 the updated method was applied retroactively to the period ended March 31, 2019, it would have resulted in an additional $0.1 million expense, net of tax, which would have resulted in no change to Core Earnings, including dollar roll income, per weighted average share for that period.

Modified MSR Amortization for Core Earnings

Effective April 1, 2019, the company refined the MSR amortization[1] method utilized for Core Earnings, including dollar roll income[2]

Previous method
Core MSR Amortization = amortized cost[3] at end of period less amortized cost at beginning of period

New method
Core MSR Amortization = previous method plus an adjustment for any gain or loss on the capital used to purchase the MSR

The adoption of this new method allows MSR Core Income to be computed as:

MSR Core Income = amortized cost at the beginning of the period x original pricing yield[3]

The new amortization method allows Core Earnings to better reflect how the carry earned on MSR varies as a function of prepayment rates. Management believes this approach is a much improved and more accurate reflection of our ongoing earnings power and the economic returns that the company can generate in its portfolio. The following table shows Core Earnings, including dollar roll income[2] per share for Q1 and Q2 of 2019 based on the new and previous methods:

	New	Previous
Q1	$ 0.49	$ 0.49
Q2	$ 0.39	$ 0.34

(1) MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. The amortization has been deducted from Core Earnings, including dollar roll income. Amortization of MSR is deemed a non-GAAP measure due to the company's decision to account for MSR at fair value.

(2) Core Earnings, including dollar roll income, is a non-GAAP measure. Please see Appendix slide 18 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(3) Amortized cost for a given period equals the net present value of remaining future cash flows (obtained by applying original prepayment assumptions to actual UPB at start of period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price.

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Rates: Agency RMBS Metrics AGENCY PORTFOLIO YIELDS AND METRICS AGENCY PORTFOLIO COMPOSITION Hybrid ARMs and IO & Inverse IO Other Realized At March 31, Realized At June 30, 30-Year Fixed 0.6% Portfolio Yield Q1-2019 2019 Q2-2019 2019 5% & above 0.9% Agency yield 3.6% 3.4% 3.4% 3.3% 6.9% Repo and FHLB costs (2.6%) (2.7%) (2.7%) (2.6%) Swap and cap income 0.5% 0.8% 0.4% 0.5% 30-Year Fixed Net interest spread 1.5% 1.5% 1.1% 1.2% 3.0-3.5% 11.5% Portfolio Metrics Q1-2019 Q2-2019 30-Year Fixed 4.0% 49.3% Weighted average 3-month CPR(1) 6.5% 10.1% Weighted average cost basis(2) $104.9 $104.3 30-Year Fixed 4.5% AGENCY RMBS CPR(1) 30.8% 15.0% 10.1% 9.2% 10.0% 8.1% 6.8% 6.5% 5.0% 0.0% Q2-2018 Q3-2018 Q4-2018 Q1-2019 Q2-2019 (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). 20 (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Rates: Agency RMBS Weighted % Prepay Amortized Cost Weighted Average Average Age As of June 30, 2019 Par Value ($M) Market Value ($M) Protected(1) Basis ($M) Coupon (Months) 30-Year fixed 3.0-3.5% $2,943 $3,033 94.7% $3,001 3.5% 3 4.0% 12,374 13,012 90.2% 12,865 4.0% 19 4.5% 7,620 8,128 100.0% 7,971 4.5% 15 ≥ 5.0% 1,693 1,821 77.9% 1,791 5.1% 24 24,630 25,994 92.9% 25,628 4.2% 16 Other Agencies(2) 138 155 0.4% 154 6.3% 204 IOs and IIOs 3,325 236 (3) —% 251 2.7% 124 Total Agency holdings $28,093 $26,385 91.5% $26,033 Net TBA notional 9,422 Total $37,515 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 21 (3) Represents market value of $159.8 million of IOs and $76.2 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) As of March 31, 2019 As of June 30, 2019 Fair value ($M) $2,014.4 $1,800.8 Unpaid principal balance ($M) $174,147.3 $169,643.7 Weighted average coupon 4.1% 4.1% Average original FICO score(2) 751 751 Average original LTV 75% 75% 60+ day delinquencies 0.3% 0.3% Net servicing spread 26.1 basis points 26.3 basis points Vintage: Pre-2013 6.7% 6.7% 2013-2016 18.5% 18.2% Post-2016 74.8% 75.1% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. 22 (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics NON-AGENCY PORTFOLIO YIELDS AND METRICS NON-AGENCY PORTFOLIO COMPOSITION Realized At March Realized At June 30, Portfolio Yield Q1-2019 31, 2019 Q2-2019 2019 Non-Agency: Loan Type March 31, 2019 June 30, 2019 Non-Agency yield 6.7% 6.6% 6.0% 6.0% Sub-prime 75% 77% Repo and FHLB costs (3.7%) (3.7%) (3.7%) (3.6%) Option-ARM 11% 10% Swap and cap income —% 0.1% 0.1% 0.1% Net interest spread 3.0% 3.0% 2.4% 2.5% Prime 1% 1% NON-AGENCY CPR Alt-A 13% 12% 10.0% Portfolio Metrics Q1-2019 Q2-2019 6.9% 6.6% 5.3% 5.1% 4.9% 5.0% Weighted average 3-month CPR 4.9% 5.3% 0.0% Weighted average cost basis(1) $62.0 $61.7 Q2-2018 Q3-2018 Q4-2018 Q1-2019 Q2-2019 (1) Weighted average cost basis includes non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for 23 weighting purposes, total non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $58.50 at June 30, 2019 and $58.95 at March 31, 2019.

Credit: Non-Agency Securities

As of June 30, 2019	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$3,211.1	$575.2	3,786.3
% of non-Agency portfolio	84.8%	15.2%	100.0%
Average purchase price[1]	$61.12	$64.95	$61.70
Average coupon	3.2%	3.1%	3.2%
Weighted average market price[2]	$66.24	$79.96	$68.02
Collateral attributes:			
Average loan age (months)	154	162	155
Average loan size ($K)	$372	$426	$380
Average original Loan-to-Value	66.7%	64.8%	66.4%
Average original FICO[3]	578	597	581
Current performance:			
60+ day delinquencies	18.3%	16.2%	18.1%
Average credit enhancement[4]	3.8%	10.6%	4.8%
3-Month CPR[5]	5.0%	7.6%	5.3%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $58.07, $61.38 and $58.50, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Term Notes Payable	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 5,902.9	$ —	$ —	$ —	$ —	$ 5,902.9	20.4%
30 to 59 days	4,412.7	—	—	—	—	4,412.7	15.3%
60 to 89 days	5,683.3	—	—	—	—	5,683.3	19.7%
90 to 119 days	4,088.5	—	—	—	—	4,088.5	14.1%
120 to 364 days	7,780.6	—	—	—	—	7,780.6	26.9%
One to three years	300.0	—	—	—	284.3	584.3	2.0%
Three to five years	—	—	—	394.1	—	394.1	1.4%
Five to ten years	—	—	—	—	—	—	—%
Ten years and over[2]	—	50.0	—	—	—	50.0	0.2%
	$ 28,168.0	$ 50.0	$ —	$ 394.1	$ 284.3	$ 28,896.4	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements[4]	FHLB Advances	Revolving Credit Facilities[4]	Term Notes Payable	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 28,731.2	$ 45.1	$ —	$ —	n/a	$ 28,776.3	95.2%
Derivative assets, at fair value	76.1	—	—	—	n/a	76.1	0.2%
Mortgage servicing rights, at fair value	609.4	—	199.6	581.0	n/a	1,390.0	4.6%
	$ 29,416.7	$ 45.1	$ 199.6	$ 581.0	n/a	$ 30,242.4	100.0%

(1) Weighted average of 4.3 months to maturity.
(2) Includes FHLB advances of $50 million with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $6.1 million.
(4) Repurchase agreements and/or revolving credit facilities secured by MSR may be over-collateralized due to operational considerations.

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Interest Rate Swaps INTEREST RATE SWAPS Average Maturity Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Years Payers 2019 $4.2 1.781% 2.569% 0.3 2020 3.6 1.806% 2.502% 1.3 2021 10.5 2.104% 2.484% 1.9 2022 2.5 2.002% 2.430% 3.2 2023 and after 8.5 2.532% 2.536% 6.5 $29.3 2.136% 2.509% 3.1 Average Fixed Receive Average Maturity Maturities Notional Amounts ($B) Average Pay Rate Rate (Years) Receivers 2020 $0.2 2.581% 2.258% 0.6 2021 2.5 2.575% 2.736% 1.7 2022 0.8 2.523% 2.975% 2.9 2023 and after 7.6 2.505% 2.648% 8.0 $11.1 2.524% 2.682% 6.1 26

Interest Rate Swaptions Option Underlying Swap Average Notional Average Average Cost Fair Value Months to Amount Average Pay Receive Term Swaption Expiration ($M) ($M) Expiration ($M) Rate Rate (Years) Purchase Contracts: Payer <6 Months $1.9 $0.9 4.9 $1,250 2.28% 3M LIBOR 5.2 Total Payer $1.9 $0.9 4.9 $1,250 2.28% 3M LIBOR 5.2 Receiver <6 Months $23.3 $29.1 4.7 $2,625 3M LIBOR 1.87% 10.0 Total Receiver $23.3 $29.1 4.7 $2,625 3M LIBOR 1.87% 10.0 27